Exhibit  5.1

OPINION  OF  SILICON  VALLEY  LAW  GROUP


                    [Letterhead of Silicon Valley Law Group]


April 3,  2000


Nettaxi.com
1696  Dell  Avenue
Campbell,  CA  95008

Re:     Form  S-1  Registration  Statement

Ladies  and  Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form S-1 originally filed by Nettaxi.com (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 10, 2000 (such Registration Statement as amended from time to time is referred to herein as the "Registration Statement"). The Registration Statement relates to the registration of shares of the Company's Common Stock, $0.0001 par value per share, which may be offered for resale by certain parties listed therein. The number of shares covered by the Registration Statement is to be determined under the terms of the convertible debentures and warrants described in the Registration Statement, and all such shares are referred to herein as the "Shares." The Shares are issuable upon conversion and/or exercise of the Company's convertible debentures and warrants held by the parties listed in the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

          We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and preparation for issuance of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued and delivered by the Company, following a conversion of the convertible debentures and/or exercise of the warrants in accordance with the terms of such convertible debentures and warrants, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement.

     Very  truly  yours,

     /s/  Silicon  Valley  Law  Group